     As filed with the Securities and Exchange Commission on April 22, 2002
                                                  Registration No. 333-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------
                             ISEMPLOYMENT.COM, INC
                             ---------------------
             (Exact Name of Registrant as Specified in its Charter)

              WYOMING                                    86-0970152
              -------                                    ----------
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                            203-380 PELISSIER STREET
                            WINDSOR, ONTARIO N9A 6W8
                                 (519) 258-8318
                                 --------------
                    (Address of Principal Executive Offices)
                           ---------------------------
                  2002 ISEMPLOYMENT.COM, INC. STOCK OPTION PLAN
                            (Full Title of the Plan)
                           ---------------------------
                                  SCOTT MURRAY
                                    PRESIDENT
                             ISEMPLOYMENT.COM, INC.
                            203-380 PELISSIER STREET
                            WINDSOR, ONTARIO N9A 6W8
                                 (519) 258-8318
                                 --------------
                     (Name and Address of Agent for Service)

                          ---------------------------

---------------------------------------------------------------------------------------------------------------
                                      CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------

                                                   Proposed Maximum       Proposed Maximum
     Title of Securities       Amount to be            Offering               Aggregate           Amount of
       to be Registered       Registered (1)     Price per Share (2)     Offering Price (2)    Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001                           1,000,000               $ 2.00               $ 2,000,000           $184.00
---------------------------------------------------------------------------------------------------------------

     (1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the plan described herein.

     (2) Estimated solely for the purpose of calculating the registration fee of this offering pursuant to Rule 457(c) and Rule 457(h)(1) promulgated under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of ISEmployment common stock on April 16, 2002.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, including all material incorporated by reference therein;

         2. The description of the Registrant's common stock, par value $.001 per share, set forth in the Registrant's registration statements No. 333-50048 on Form SB-2, and any amendment or report filed for the purpose of updating such descriptions.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a report or document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such a statement contained herein or in any other subsequently filed report or document which also is or is deemed to be incorporated be reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of ISEmployment Common Stock being registered hereby will be passed upon for the Registrant by Hirschler Fleischer a professional corporation.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Wyoming law authorizes a Wyoming corporation to indemnify its directors and officers against claims or liabilities arising out of such person's conduct as officers or directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of ISEmployment. The Bylaws of ISEmployment provide for indemnification of the directors and officers of ISEmployment. In general, these provisions provide for indemnification of officers and directors to the fullest extent not prohibited by the Wyoming General Corporate Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

EXHIBIT        DESCRIPTION
NUMBER

4.1            2002 ISEmployment.com, Inc. Stock Option Plan.

5.1 Opinion of Hirschler Fleischer a professional corporation regarding the legality of securities being issued.

23.1           Consent of Levitz, Zacks & Ciceric, Independent Auditors.

23.2 Consent of Hirschler Fleischer a professional corporation is contained in Exhibit 5.1 to this Registration Statement.

ITEM 9. UNDERTAKINGS

         1.  The undersigned Registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   i. To include any prospectus required by Section 10(a)(3) of the Securities Act;
                   ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement.
                   iii. To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                   provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

              (b) That for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, Ontario, Canada on April 16, 2002.

ISEmployment.com, Inc.

By:  /s/ Scott Murray
     ----------------------

Scott Murray, President, and Co-Chief
Executive, and signing in his capacity as principal executive officer, principal accounting officer and director


By:  /s/ Frank Ulakovich
     ----------------------
Frank Ulakovich, Co-Chief Executive
Officer and director


                                  EXHIBIT INDEX

Exhibit        Description
Number

4.1            2002 ISEmployment.com, Inc. Stock Option Plan.

5.1 Opinion of Hirschler Fleischer regarding the legality of securities being issued.

23.1           Consent of Levitz, Zacks & Ciceric, Independent Auditors.

23.2 Consent of Hirschler Fleischer is contained in Exhibit 5.1 to this Registration Statement.